United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

January 11, 2013

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho  83706

 (Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 11, 2013, we entered into an 8% Convertible Promissory Note with an “accredited investor,” in the amount of $21,500, convertible into shares of common stock of the Company, at the market price of $0.065. The note is due thirty six months from the date of note.  The note is secured by a secondary security interest in all of the Company’s intellectual property.  The proceeds received by the Company from the sale of this note will be used by the Company for prepaying the Promissory Note dated June 5, 2012 (Tranche 3) issued to Asher Enterprises, Inc., as well as any administrative costs associated with the payment. This final payment competes and pays off all outstanding notes with Asher Enterprises.

These securities were offered and sold pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant Section 4(2) thereof.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2013, we appointed Murali Ranganathan to our Board of Directors.

Mr. Ranganathan is 43 years of age, and he has no family relationships with anyone at PCS.

Murali Ranganathan is the Senior Manager of Finance Strategy for Micron, where he is the financial lead for evaluating, negotiating, and conducting due diligence on Micron’s M&A and venture investment opportunities.

Mr. Ranganathan is a planning and financial expert who is well versed in due diligence. Mr. Ranganathan will be assuming the role of Chairman of the Audit Committee for PCS Edventures, replacing long time director, Michael McMurray, who resigned from the Board in November 2012.  Mr. Ranganathan has a long and impressive career in both engineering and finance, with a Masters in Industrial and Systems Engineering from Ohio State, and an MBA from the Booth School of Business at the University of Chicago.

Mr. Ranganathan was personally drawn to the experiential learning focus of the Company and the opportunities afforded both domestically and globally. He is a strong advocate for bringing educational opportunities to children to strengthen their knowledge in STEM education and hands on learning. Mr. Ranganathan currently has his son enrolled in one of our Learning Centers.

Mr. Ranganathan will be eligible for compensation as an outside director in the amount of $18,000 in “Restricted Stock Units,” subject to the terms of the standard Board approved awards for outside directors.  Such units would not be vested until after one year of service on the Board and re-election at the Fiscal Year 2013 Annual Meeting.

Mr. Ranganathan has not held a directorship position nor was he a directorship nominee for any other publicly-held company or investment company in the past five years.

Item 9.01 Financial Statements and Exhibit

(d)

Exhibit No.

Exhibit Description

10.1

 Convertible Promissory Note

99.1

Press Release dated January 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	January 18, 2013	By:	/s/ Robert O. Grover
Robert O. Grover
CEO

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